UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

PHARMACYTE BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40699	62-1772151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (917) 595-2850

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, Par Value $0.0001 Per Share	PMCB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Special Meeting (as defined below), stockholders of PharmaCyte Biotech, Inc. (the “Company”) approved an amendment to the Company’s 2022 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s common stock (the “Common Stock”) available for the grant of awards by 2,250,000 shares (as amended, the “2022 Equity Incentive Plan”).

The foregoing description of the 2022 Equity Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 30, 2025, the Company held a special meeting of stockholders (the “Special Meeting”) via live webcast. At the Special Meeting, 2,866,944 shares of voting stock, or approximately 37.1% of the outstanding shares of stock entitled to vote at the meeting, were represented by proxy or in person, representing a quorum.

At the Special Meeting, the stockholders of the Company voted as set forth below on three proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 6, 2025. The final voting results for each matter submitted to a vote of the Company’s stockholders are as follows:

Proposal 1. Issuance of Shares of our Common Stock.

The Company’s stockholders voted to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Common Stock underlying shares of convertible preferred stock and warrants issued by the Company pursuant to the terms of (a) that certain Securities Purchase Agreement, dated August 17, 2025, by and among the Company and the investors named therein and (b) that certain engagement letter by and among the Company and GP Nurmenkari Inc. as placement agent, in an amount equal to or in excess of 20% of the Company’s Common Stock outstanding before the issuance of such convertible preferred stock and warrants (including upon the operation of anti-dilution provisions contained in such convertible preferred stock and warrants), by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
1,649,395	249,100	47,316

Proposal 2. Amendment to the Company’s 2022 Equity Incentive Plan.

The Company’s stockholders voted to approve a proposed amendment to the Company’s 2022 Equity Incentive Plan to, among other things, increase the number of shares available for the grant of awards by 2,250,000 shares, by the following votes:

Shares Voted For	Shares Voted Against	Abstentions
2,348,827	399,696	118,421

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Proposal 3. Adjournment of the Special Meeting.

The Company’s stockholders voted to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt either of Proposal 1 or 2 or to establish a quorum, by the following votes:.

Shares Voted For	Shares Voted Against	Abstentions
2,496,898	311,836	58,210

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	PharmaCyte Biotech, Inc. 2022 Equity Incentive Plan, As Amended
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACYTE BIOTECH, INC.

Date: October 31, 2025

	By:	/s/ Joshua N. Silverman
	Name:	Joshua N. Silverman
	Title:	Chief Executive Officer and President

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